Exhibit 10.1

May 16, 2019

AGM Group Holdings Inc.

c/o Creative Consultants (Hong Kong) Limited

Room 1502-3 15/F., Connuaght Commercial Building, 185 Wanchai Road

Wanchai, Hong Kong

Board of Directors,

I hereby tender my resignation as director and Chairman of the Board of Directors at AGM Group Holdings Inc., effective May 16, 2019.

Sincerely,

/s/ Zhentao Jiang
Zhentao Jiang